Registration No.
333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-10

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HUDBAY MINERALS INC.

(Exact name of Registrant as specified in its charter)

Canada (Province or other jurisdiction of incorporation or organization)	1000 (Primary Standard Industrial Classification Code Number)	98-0485558 (I.R.S. Employer Identification Number, if applicable)

25 York Street, Suite 800, Toronto, Ontario M5J 2V5

(416) 362-8181

(Address and telephone number of Registrant's principal executive offices)

Corporation Service Company

251 Little Falls Drive

Wilmington, DE 19808

(302) 636-5400

(Name, address (including zip code) and telephone number

(including area code) of agent for service of process in the United States)

Copies to:

Patrick Donnelly Hudbay Minerals Inc. 25 York Street, Suite 800 Toronto, Ontario Canada M5J 2V5 (416) 362-8181	Mark Mandel Steven Sandretto Baker & McKenzie LLP 452 Fifth Avenue New York, New York, USA 10018 (212) 626-4100	Kari MacKay Goodmans LLP 333 Bay Street, Suite 3400 Toronto, Ontario Canada M5H 2S7 (416) 979-2211

Approximate date of commencement of proposed sale of the securities to the public:

From time to time after the effective date of this Registration Statement.

Province of Ontario, Canada

(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box below):

A.	☒	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☐	at some future date (check appropriate box below)
		1.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than 7 calendar days after filing).
		2.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).
		3.	☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
		4.	☐	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box. ☒

PART I

INFORMATION REQUIRED TO BE
DELIVERED TO OFFEREES OR PURCHASERS

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise.

This short form base shelf prospectus has been filed under legislation in each of the provinces and territories of Canada that permits certain information about these securities to be determined after this short form base shelf prospectus has become final and that permits the omission from this short form base shelf prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities, except in cases where an exemption from such delivery requirements has been obtained.

This short form base shelf prospectus is filed under Part 9B of National Instrument 44-102 - Shelf Distributions ("NI 44-102"). Hudbay Minerals Inc. has satisfied the requirements for well-known seasoned issuers filing a WKSI base shelf prospectus (as defined in NI 44-102) and for a receipt for this prospectus to be deemed to be issued in all jurisdictions in Canada in which this prospectus has been filed. No regulator or securities regulatory authority has reviewed this prospectus.

This short form base shelf prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities.

Information has been incorporated by reference into this short form base shelf prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of Hudbay Minerals Inc. at 25 York Street, Suite 800, Toronto, Ontario, Canada, M5J 2V5, Attention: Corporate Secretary, Telephone (416) 362-8181, and are also available electronically at www.sedarplus.ca. See "Documents Incorporated by Reference".

SHORT FORM BASE SHELF PROSPECTUS

NEW ISSUE	May 15, 2026

HUDBAY MINERALS INC.

Common Shares

Preference Shares
Debt Securities

Subscription Receipts

Warrants

Units

Hudbay Minerals Inc. (the "Company", "Hudbay", "we", "our" or "us") may, from time to time, offer and issue the following securities: (a) common shares in the capital of the Company ("Common Shares"); (b) preference shares in the capital of the Company ("Preference Shares"); (c) debentures, notes or other evidence of indebtedness of any kind, nature or description and which may be issuable in series (collectively, "Debt Securities"); (d) subscription receipts of the Company exchangeable for Common Shares and/or other securities of the Company ("Subscription Receipts"); (e) warrants exercisable to acquire Common Shares and/or other securities of the Company ("Warrants"); and (f) securities comprised of more than one of Common Shares, Preference Shares, Debt Securities, Subscription Receipts and/or Warrants offered together as a unit ("Units"), or any combination thereof, at any time during the 37-month period that this short form base shelf prospectus (including any amendments hereto, the "Prospectus") remains valid. The Common Shares, Preference Shares, Debt Securities Subscription Receipts, Warrants and Units (collectively, the "Securities") offered hereby may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more prospectus supplements (collectively or individually, as the case may be, "Prospectus Supplements").

Hudbay is permitted, under a multi-jurisdictional disclosure system adopted by the securities regulatory authorities in Canada and the United States, to prepare this Prospectus in accordance with Canadian disclosure requirements. Prospective investors in the United States should be aware that such requirements are different from those of the United States. Hudbay prepares its financial statements, which are incorporated by reference herein, in accordance with IFRS Accounting Standards as issued by the International Accounting Standards Board and thus they may not be comparable to financial statements of United States companies.

The enforcement by investors of civil liabilities under the United States federal securities laws may be affected adversely by the fact that the Company is incorporated under the laws of Canada, that some of its officers and directors may be residents of a foreign country, that some of the experts named in this Prospectus may be, and the underwriters, dealers or agents named in any Prospectus Supplement may be, residents of a foreign country, and a substantial portion of the assets of the Company and said persons may be located outside of the United States. See "Enforceability of Civil Liabilities".

NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), ANY STATE SECURITIES REGULATOR, NOR ANY CANADIAN SECURITIES COMMISSION OR REGULATOR HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED HEREBY OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

As of the date hereof, the Company has determined that it qualifies as a "well-known seasoned issuer" (as defined in NI 44-102), and has satisfied the requirements for filing a "WKSI base shelf prospectus" (as defined in NI 44-102) in respect of its Securities qualified for distribution by this Prospectus. See "Exemptions for Well-Known Seasoned Issuers". All shelf information permitted under applicable Canadian securities legislation, including Part 9B of NI 44-102, to be omitted from this Prospectus including, without limitation, the information disclosed in the specific terms of any offering of Securities will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus, except in cases where an exemption from such delivery requirements has been obtained. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of such Prospectus Supplement and only for the purposes of the distribution of the Securities to which that Prospectus Supplement pertains. Prospective investors should read this Prospectus and any applicable Prospectus Supplement carefully before investing in any Securities issued pursuant to this Prospectus.

Prospective investors should be aware that the acquisition of the Securities may have tax consequences in Canada and the United States. Such consequences may not be described fully herein or in any applicable Prospectus Supplement. Prospective investors should read the tax discussion contained in this Prospectus under the heading "Certain Federal Income Tax Considerations" as well as the tax discussion contained in the applicable Prospectus Supplement with respect to a particular offering of Securities and consult their own tax advisor with respect to their own particular circumstances.

The specific terms of any offering of Securities will be set forth in the applicable Prospectus Supplement and may include, without limitation, where applicable: (a) in the case of Common Shares, the number of Common Shares being offered, the currency, the offering price (in the event the offering is a fixed price distribution) or the manner of determining the offering price(s) (in the event the offering is not a fixed price distribution) and any other specific terms; (b) in the case of Preference Shares, the designation of the particular series, the number of Preference Shares being offered, the currency, the offering price (in the event the offering is a fixed price distribution) or the manner of determining the offering price(s) (in the event the offering is not a fixed price distribution), any voting rights, any rights to receive dividends, any terms of redemption, any conversion or exchange rights and any other specific terms of the Preference Shares; (c) in the case of Debt Securities, the specific designation, aggregate principal amount, the currency or the currency unit for which the Debt Securities may be purchased, maturity, interest provisions, authorized denominations, offering price, covenants, events of default, any terms for redemption at the option of the Company or the holder, any exchange or conversion terms and any other specific terms; (d) in the case of Subscription Receipts, the number of Subscription Receipts being offered, the currency, the offering price, the terms, conditions and procedures for the exchange of the Subscription Receipts into or for Common Shares and/or other securities of the Company and any other specific terms; (e) in the case of Warrants, the number of such Warrants offered, the currency, the offering price, the terms, conditions and procedures for the exercise of such Warrants into or for Common Shares and/or other securities of the Company and any other specific terms; and (f) in the case of Units, the number of Units being offered, the currency, the offering price, the terms of the Common Shares, Preference Shares, Debt Securities, Subscription Receipts and/or Warrants, as the case may be, underlying the Units, and any other specific terms.

A Prospectus Supplement relating to a particular offering of Securities may include terms pertaining to the Securities being offered thereunder that are not within the terms and parameters described in this Prospectus. Where required by statute, regulation or policy, and where the Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to the Securities will be included in the Prospectus Supplement describing the Securities.

We may sell the Securities to or through one or more underwriters or dealers purchasing as principals and may also sell the Securities to one or more purchasers directly, through applicable statutory exemptions, or through one or more agents designated by us from time to time. The Securities may be sold from time to time in one or more transactions at fixed prices or not at fixed prices, such as market prices prevailing at the time of sale, prices related to such prevailing market prices or prices to be negotiated with purchasers, which prices may vary as between purchasers and during the period of distribution of the Securities. The Prospectus Supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent engaged in connection with the offering and sale of such Securities, as well as the method of distribution and the terms of the offering of such Securities, including the initial offering price (in the event the offering is a fixed price distribution), the manner of determining the offering price(s) (in the event the offering is not a fixed price distribution), the net proceeds to us and, to the extent applicable, any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms. See "Plan of Distribution".

This Prospectus may qualify for an "at-the-market distribution" (as defined under applicable Canadian securities legislation).

In connection with any offering of Securities other than an "at-the-market distribution", the underwriters, dealers or agents, as the case may be, may over-allot or effect transactions which stabilize or maintain the market price of the Securities at a level above that which otherwise might prevail on the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. See "Plan of Distribution". No underwriter, dealer or agent involved in an "at-the-market distribution" under this Prospectus, no affiliate of such an underwriter, dealer or agent, and no person or company acting jointly or in concert with such underwriter, dealer or agent may over-allot securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the Securities or securities of the same class as the Securities distributed under this Prospectus, including selling an aggregate number or principal amount of securities that would result in the underwriter, dealer or agent creating an over-allocation position in the Securities.

The outstanding Common Shares are listed and posted for trading on the Toronto Stock Exchange (the "TSX"), the New York Stock Exchange ("NYSE") and the Bolsa de Valores de Lima ("BVL") under the symbol "HBM". On May 14, 2026, the last trading day prior to the date of this Prospectus, the closing price of the outstanding Common Shares on the TSX and on the NYSE was C$37.43 and US$27.29, respectively.

Unless otherwise specified in the applicable Prospectus Supplement, the Preference Shares, Debt Securities, Subscription Receipts, Warrants and Units will not be listed on any securities exchange. There is no market through which these securities may be sold and purchasers may not be able to resell such securities purchased under this Prospectus. This may affect the pricing of such securities in the secondary market, the transparency and availability of trading prices, the liquidity of such securities, and the extent of issuer regulation. See "Cautionary Note Regarding Forward-Looking Statements" and "Risk Factors".

The Company is organized pursuant to the Canada Business Corporations Act (the "CBCA"). The Company's head and registered office is at 333 Bay Street, Suite 3400, Bay Adelaide Centre, Toronto, Ontario, Canada, M5H 2S7 and its principal executive office is located at 25 York Street, Suite 800, Toronto, Ontario, Canada, M5J 2V5.

No underwriter, agent or dealer has been involved in the preparation of this Prospectus or performed any review of the contents of this Prospectus.

Any investment in Securities involves significant risks that should be carefully considered by prospective investors before purchasing Securities. The risks outlined in this Prospectus and in the documents incorporated by reference herein, including the applicable Prospectus Supplement, should be carefully reviewed and considered by prospective investors in connection with any investment in Securities. See "Risk Factors".

Information with respect to a purchaser's right to withdraw from or rescind an agreement to purchase Securities is provided below. See "Purchasers' Statutory Rights of Withdrawal or Rescission" and "Purchasers' Contractual Rights".

(i)

CURRENCY

In this Prospectus, unless otherwise specified or the context requires otherwise, all dollar amounts are expressed in U.S. dollars. References to "dollars" or "US$" are to lawful currency of the United States of America. References to "Canadian dollars" or "C$" are to lawful currency of Canada.

The following table sets forth, for each of the periods indicated, the period end exchange rate, the average exchange rate and the high and low exchange rates of one Canadian dollar in exchange for U.S. dollars, based on the daily exchange rate for the years ended December 31, 2023, 2024 and 2025 and for the three months ended March 31, 2026, in each case as reported by the Bank of Canada.

Year ended December 31,				Three month period ended March 31,
	2023	2024	2025	2026
High	0.7617	0.7510	0.7376	0.7399
Low	0.7207	0.6937	0.7157	0.7174
Average	0.7410	0.7302	0.6848	0.7290
Period End	0.7561	0.6950	0.7296	0.7174

The daily exchange rate on May 14, 2026, the last trading day prior to the date of this Prospectus, as reported by the Bank of Canada for the conversion of Canadian dollars into U.S. dollars, was C$1.00 = US$0.7286.

IMPORTANT INFORMATION ABOUT THIS PROSPECTUS

A prospective investor should only rely on the information contained in this Prospectus and in the documents incorporated by reference in this Prospectus or any applicable Prospectus Supplement. The Company has not authorized anyone to provide investors with additional or different information. The Company is not offering to sell the Securities in any jurisdiction where the offer or sale of such Securities is not permitted. The information contained in this Prospectus or in the documents incorporated by reference herein is accurate only as of the date of this Prospectus or the respective date of the applicable document incorporated by reference herein, regardless of the time of delivery of this Prospectus or of any sale of the Securities. The Company's business, financial condition, results of operations and prospects may have changed since the date of this Prospectus. The Company does not undertake to update the information contained or incorporated by reference herein, except as required by the applicable securities laws.

Unless the context otherwise permits, indicates or requires, all references in this Prospectus to the "Company", "Hudbay", "we", "our", "us" and similar expressions are references to Hudbay Minerals Inc. and the business carried on by it.

Statements included or incorporated by reference in this Prospectus about the contents of any contract, agreement or other documents referred to are not necessarily complete, and in each instance, prospective investors should refer to the actual agreement for a complete description of the matter involved. Each such statement is qualified in its entirety by such reference. Each time the Company sells Securities under this Prospectus, it will provide a Prospectus Supplement that will contain specific information about the terms of that offering. The Prospectus Supplement may also add, update or change information contained in this Prospectus.

Market data and certain industry forecasts used in this Prospectus or any applicable Prospectus Supplement and the documents incorporated by reference in this Prospectus or any applicable Prospectus Supplement were obtained from market research, publicly available information and industry publications. We believe that these sources are generally reliable, but the accuracy and completeness of this information is not guaranteed. We have not independently verified such information, and we do not make any representation as to the accuracy of such information.

EXEMPTION FROM NATIONAL INSTRUMENT 44-101

Pursuant to a decision of the Autorité des marchés financiers dated May 1, 2026, the Company was granted exemptive relief from the requirement that this Prospectus as well as the documents incorporated by reference herein and any Prospectus Supplement and the documents incorporated by reference therein to be filed in relation to an "at-the-market" distribution be publicly filed in both the French and English languages. This exemptive relief is granted on the condition that this Prospectus, any Prospectus Supplement (other than in relation to an "at-the-market" distribution) and the documents incorporated by reference herein and therein be publicly filed in both the French and English languages if the Company offers Securities to Quebec purchasers in connection with an offering other than in relation to an "at-the-market" distribution.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus, including the documents incorporated by reference herein, contains "forward-looking information" within the meaning of applicable Canadian securities laws and "forward-looking statements" within the meaning of the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. We refer to such forward-looking statements and forward-looking information together in this Prospectus, including the documents incorporated by reference herein, as forward-looking information. All information contained in this Prospectus, including the documents incorporated by reference herein, other than statements of current and historical fact, is forward-looking information. Often, but not always, forward-looking information can be identified by the use of words such as "plans", "expects", "budget", "guidance", "scheduled", "estimates", "forecasts", "strategy", "target", "intends", "objective", "goal", "understands", "anticipates" and "believes" (and variations of these or similar words) and statements that certain actions, events or results "may", "could", "would", "should", "might", "occur", "be achieved" or "will be taken" (and variations of these or similar expressions). All of the forward-looking information in this Prospectus is qualified by this cautionary note.

Forward-looking information includes, but is not limited to, statements with respect to our production, cost and capital and exploration expenditure guidance, Hudbay's ability to advance and complete the multi-year optimization of the Copper Mountain mine in British Columbia, including with respect to the primary SAG mill repairs and related ramp-up plans, the implementation of stripping strategies and the expected benefits therefrom, the expected timing and benefits of British Columbia growth initiatives, including with respect to the development timelines associated with New Ingerbelle and any challenges to the New Ingerbelle permits (including the Lower Similkameen Indian Band's recent application for judicial review), the estimated timelines and pre-requisites for sanctioning the Copper World project, including the completion and anticipated results of the definitive feasibility study and the potential timing of a project sanctioning decision, expectations regarding the sanctioning of the Copper World project, expectations regarding the potential impact of recent policy decisions from the United States government, the benefits, timing and consummation of the definitive agreement with Wheaton Precious Metals Corp. in respect of the enhanced precious metals stream at Copper World, the expected benefits of Manitoba growth initiatives, including the use of the exploration drift at the 1901 deposit and the potential utilization of excess capacity at the Stall mill, the ability for Hudbay to complete mill throughput enhancements at its operating business units in Peru, British Columbia and Manitoba, Hudbay's future deleveraging strategies and the ability to repay debt as needed, expectations with respect to the timing and the ability to satisfy the conditions required to close the proposed acquisition by Hudbay of all of the shares of Arizona Sonoran Copper Company Inc. (the "ASCU Transaction") and the expected benefits therefrom, expectations regarding our cash balance and liquidity and related cash management strategies, expectations regarding Hudbay's capital planning strategies, including but not limited to Hudbay's enhanced Capital Allocation Framework, the ability to obtain TSX approval for the renewal of Hudbay's normal course issuer bid (the "NCIB") and statements regarding any potential common share purchases under the NCIB, including number of common shares to be repurchased and the timing thereof, expectations regarding tax synergies, expectations regarding the ability to conduct exploration work and execute on exploration programs on our properties and to advance related drill plans, expectations regarding the prospective nature of the Maria Reyna and Caballito properties and the status of the related drill permit application process, our evaluation and assessment of opportunities to reprocess tailings using various metallurgical technologies, the anticipated impact of brownfield and greenfield growth projects on our performance, anticipated exploration and expansion opportunities and extension of mine life in Snow Lake and our ability to find a new anchor deposit near our Snow Lake operations, anticipated future drill programs and exploration activities and any results expected therefrom, the enhancement of stakeholder engagement and advancement of a pre-feasibility study and related test work at the Mason copper project in Nevada, anticipated mine plans, anticipated metals prices and the anticipated sensitivity of our financial performance to metals prices, events that may affect our operations and development projects, anticipated cash flows from operations and related liquidity requirements, the ability to successfully obtain proceeds from insurance claims, the ability to achieve Hudbay's climate change goals and initiatives, the anticipated effect of external factors on revenue, such as commodity prices, estimation of mineral reserves and resources, mine life projections, reclamation costs, economic outlook, government regulation of mining operations, and business and acquisition strategies. Forward-looking information is not, and cannot be, a guarantee of future results or events. Forward-looking information is based on, among other things, opinions, assumptions, estimates and analyses that, while considered reasonable by us at the date the forward-looking information is provided, inherently are subject to significant risks, uncertainties, contingencies and other factors that may cause actual results and events to be materially different from those expressed or implied by the forward-looking information.

The material factors or assumptions that we identified and were applied by us in drawing conclusions or making forecasts or projections set out in the forward-looking information include, but are not limited to:

- the ability to achieve production, cost and capital and exploration expenditure guidance;

- no significant interruptions to our operations due to social or political unrest in the regions we operate, including the navigation of the complex political and social environment in Peru and the resolution of grievances raised by local communities and their residents;

- the ability to consummate the definitive agreement with Wheaton Precious Metals Corp. in respect of the enhanced precious metals stream at Copper World;

- no interruptions to our plans for advancing the Copper World project, including with respect to any challenges to the Copper World permits;

- no interruptions to our plans for advancing New Ingerbelle, including with respect to any challenges to the New Ingerbelle permits;

- our ability to successfully advance and complete the optimization of the Copper Mountain operations and develop and maintain good relations with key stakeholders;

- the ability to satisfy the conditions required to close the ASCU Transaction;

- the ability to execute on our exploration plans and to advance related drill plans;

- the ability to advance the exploration program at the Maria Reyna and Caballito properties;

- the success of mining, processing, exploration and development activities;

- the scheduled maintenance and availability of our processing facilities;

- the accuracy of geological, mining and metallurgical estimates;

- anticipated metals prices and the costs of production;

- the supply and demand for metals we produce;

- the supply and availability of all forms of energy and fuels at reasonable prices;

- no significant unanticipated operational or technical difficulties;

- no significant interruptions to operations due to adverse effects from extreme weather events, including forest fires that have affected and may continue to affect the regions in which Hudbay operates;

- the execution of our business and growth strategies, including the success of our strategic investments and initiatives;

- the availability of additional financing, if needed;

- the ability to deleverage and repay debt, as needed;

- the ability to complete project targets on time and on budget and other events that may affect our ability to develop our projects;

- the timing and receipt of various regulatory and governmental approvals;

- the availability of personnel for our exploration, development and operational projects and ongoing employee relations;

- maintaining good relations with the employees at our operations;

- maintaining good relations with the labour unions that represent certain of our employees in Manitoba and Peru;

- maintaining good relations with the communities in which we operate, including the neighbouring Indigenous communities and local governments;

- no significant unanticipated challenges with stakeholders at our various projects;

- no significant unanticipated events or changes relating to regulatory, environmental, health and safety matters;

- no contests over title to our properties, including as a result of rights or claimed rights of Indigenous peoples or challenges to the validity of our unpatented mining claims;

- the timing and possible outcome of pending litigation and no significant unanticipated litigation;

- certain tax matters, including, but not limited to current tax laws and regulations, changes in taxation policies and the refund of certain value added taxes from the Canadian and Peruvian governments; and

- no significant and continuing adverse changes in general economic conditions or conditions in the financial markets (including commodity prices and foreign exchange rates).

The risks, uncertainties, contingencies and other factors that may cause actual results to differ materially from those expressed or implied by the forward-looking information may include, but are not limited to, risks related to failure to effectively advance and complete the optimization of the Copper Mountain mine operations including with respect to the primary SAG mill repairs and related ramp-up plans, political and social risks in the regions we operate, including the navigation of the complex political and social environment in Peru and potential disruptions to operations arising from community protests and grievances, risks generally associated with the mining industry and the current geopolitical environment, including fluctuations in commodity prices, the potential implementation or expansion of tariffs, currency and interest rate fluctuations, energy and consumable prices, supply chain constraints and general cost escalation in the current inflationary environment, uncertainties related to the development and operation of our projects, the risk of an indicator of impairment or impairment reversal relating to a material mineral property, risks associated with the development of new projects, risks associated with acquisitions, investments and other strategic transactions including the ASCU Transaction, risks related to the Copper World project, including the risk of capital cost escalation, permitting challenges, project delivery risks, and financing risks, risks related to the Lalor mine plan, including the ability to convert inferred mineral resource estimates to higher confidence categories, dependence on key personnel and employee and union relations, risks related to political or social instability, unrest or change, risks in respect of Indigenous and community relations, rights and title claims, operational risks and hazards, including the cost of maintaining and upgrading our tailings management facilities and any unanticipated environmental, industrial and geological events and developments and the inability to insure against all risks (including any unanticipated significant interruptions to operations due to adverse effects from extreme weather events), failure of plant, equipment, processes, transportation and other infrastructure to operate as anticipated, compliance with government and environmental regulations, including permitting requirements and anti-bribery legislation, depletion of our reserves, volatile financial markets and interest rates that may affect our ability to obtain additional financing on acceptable terms, the failure to obtain or maintain required permits or approvals or clearances from government authorities on a timely basis, uncertainties related to the geology, continuity, grade and estimates of mineral reserves and resources and the potential for variations in grade and recovery rates, uncertain costs of reclamation activities, our ability to comply with our pension and other post-retirement obligations, our ability to abide by the covenants in our debt instruments and other material contracts, liquidity risks and our ability to access capital on acceptable terms, tax refunds, hedging transactions, cybersecurity risks and risks related to the reliability and security of our information technology and operational technology systems, including risks arising from cyber attacks, ransomware, phishing and other malware, risks associated with the use of artificial intelligence technologies, operational disruptions arising from environmental events such as wildfires or other forms of extreme weather, as well as the risks discussed in greater detail under "Risk Factors" in this Prospectus and "Risk Factors" in the Company's Annual Information Form (as defined herein) available on SEDAR+ at www.sedarplus.ca.

Should one or more risk, uncertainty, contingency or other factor materialize or should any factor or assumption prove incorrect, actual results could vary materially from those expressed or implied in the forward-looking information. Accordingly, prospectus investors should not place undue reliance on forward-looking information.

For additional information with respect to Hudbay's risk factors, reference should be made to the section of this Prospectus entitled "Risk Factors", to the documents incorporated herein by reference and to our continuous disclosure materials filed from time to time with Canadian and United States securities regulatory authorities. Specific reference is made to the most recent Form 40-F/Annual Information Form, management's discussion and analysis on file with the SEC and Canadian securities regulatory authorities for a more detailed discussion of some of the factors underlying forward-looking statements and the risks that may affect the Company's ability to achieve the expectations set forth in the forward-looking statements contained in this Prospectus. All forward-looking information in this Prospectus and in the documents incorporated herein by reference is qualified in its entirety by the above cautionary statements and the Company does not assume any obligation to update or revise any forward-looking information after the date of this Prospectus or to explain any material difference between subsequent actual events and any forward-looking information, except as required by applicable law.

CAUTIONARY NOTE REGARDING PRODUCTION OUTLOOK, GUIDANCE, ESTIMATES

Production outlook, guidance and estimates are subject to a variety of factors that are likely to cause actual results to vary from the Company's estimates, and such variations may be material. Forward-looking information generally involves risks and uncertainties as described above which are, in many instances, beyond the Company's control. Production outlook, guidance and estimates reflect certain assumptions by the Company, which assumptions may differ with respect to future events, economic, competitive and regulatory conditions, financial market conditions and future business decisions, including, without limitation, a continuation of existing business operations on substantially the same basis as currently exists, all of which assumptions are difficult to predict and many of which are beyond the Company's control. Accordingly, there is no assurance that any production outlook, guidance or estimates are indicative of the Company's future performance or that actual results may not differ materially from those in any production outlook, guidance and estimates.

MINERAL RESERVE AND RESOURCE INFORMATION

The disclosure in this Prospectus (including in the documents incorporated by reference) of a scientific or technical nature for the Company's material mineral properties, including disclosure of mineral reserves and resources, is based on technical reports prepared for those properties in accordance with National Instrument 43-101 - Standards of Disclosure for Mineral Projects ("NI 43-101") and other information that has been prepared by or under the supervision of "qualified persons" (as such term is defined in NI 43-101) and included in this Prospectus with the consent of such persons. The technical reports in respect of the Company's material mineral properties have been filed on SEDAR+ and can be reviewed at www.sedarplus.ca. Actual recoveries of mineral products may differ from reported mineral reserves and resources due to inherent uncertainties in acceptable estimating techniques. In particular, "indicated" and "inferred" mineral resources have a greater amount of uncertainty as to their existence, economic and legal feasibility. It cannot be assumed that all or any part of an "indicated" or "inferred" mineral resource will ever be upgraded to a higher category of resource or, ultimately, a reserve. Mineral resources that are not mineral reserves do not have demonstrated economic viability. Investors are cautioned not to assume that all or any part of a mineral deposit with resources in these categories will ever be converted into proven or probable reserves. For more information see the "Risk Factors" in the Company's Annual Information Form (as defined herein) available on SEDAR+ at www.sedarplus.ca.

If, after the date of this Prospectus, the Company is required by Section 4.2 of NI 43-101 to file a technical report to support scientific or technical information that relates to a mineral project on a property material to the Company and is disclosed for the first time in a document described in Section 4.2(1)(j) of NI 43-101, the Company will file such technical report in accordance with Section 4.2(5)(a)(i) of NI 43-101 as if the words "preliminary short form prospectus" refer to a "shelf prospectus supplement".

CAUTIONARY NOTE TO UNITED STATES INVESTORS

Unless otherwise indicated, all reserve and resource estimates included in this prospectus and the documents incorporated by reference herein have been prepared in accordance with Canadian National Instrument 43-101 - Standards of Disclosure for Mineral Projects and the Canadian Institute of Mining, Metallurgy and Petroleum ("CIM") Standards on mineral resources and mineral reserves, as amended (the "CIM Standards"). NI 43-101 is a rule developed by the Canadian Securities Administrators that establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. Canadian standards, including NI 43-101, differ significantly from the requirements of the SEC, and reserve and resource information included herein may not be comparable to similar information disclosed by U.S. companies. In particular, and without limiting the generality of the foregoing, this prospectus and the documents incorporated by reference herein use the terms "measured resources," "indicated resources" and "inferred resources" as defined in accordance with NI 43-101 and the CIM Standards.

Further to recent amendments, mineral property disclosure requirements in the United States (the "U.S. Rules") are governed by subpart 1300 of Regulation S-K of the U.S. Securities Act of 1933, as amended (the "U.S. Securities Act"), which differ from the CIM Standards. As a foreign private issuer that is eligible to file reports with the SEC pursuant to the multi-jurisdictional disclosure system, the Company is not required to provide disclosure on its mineral properties under the U.S. Rules and will continue to provide disclosure under NI 43-101 and the CIM Standards. If the Company ceases to be a foreign private issuer or loses its eligibility to file its annual report on Form 40-F pursuant to the multi-jurisdictional disclosure system, then the Company will be subject to the U.S. Rules, which differ from the requirements of NI 43-101 and the CIM Standards.

Pursuant to the U.S. Rules, the SEC recognizes estimates of "measured mineral resources", "indicated mineral resources" and "inferred mineral resources." In addition, the definitions of "proven mineral reserves" and "probable mineral reserves" under the U.S. Rules are "substantially similar" to the corresponding standards under NI 43-101. Mineralization described using these terms has a greater amount of uncertainty as to its existence and feasibility than mineralization that has been characterized as reserves. Accordingly, U.S. investors are cautioned not to assume that any measured mineral resources, indicated mineral resources, or inferred mineral resources that the Company reports are or will be economically or legally mineable. Further, "inferred mineral resources" have a greater amount of uncertainty as to their existence and as to whether they can be mined legally or economically. Under Canadian securities laws, estimates of "inferred mineral resources" may not form the basis of feasibility or pre-feasibility studies, except in limited circumstances where permitted under NI 43-101. While the above terms under the U.S. Rules are "substantially similar" to the standards under NI 43-101 and CIM Standards, there are differences in the definitions under the U.S. Rules and CIM Standards. Accordingly, there is no assurance any mineral reserves or mineral resources that the Company may report as "proven mineral reserves", "probable mineral reserves", "measured mineral resources", "indicated mineral resources" and "inferred mineral resources" under NI 43-101 would be the same had the Company prepared the reserve or resource estimates under the standards adopted under the U.S. Rules.

ADDITIONAL INFORMATION

The Company is required to file with the securities commission or authority in each of the applicable provinces and territories of Canada annual and quarterly reports, material change reports and other information. In addition, the Company is subject to the informational requirements of the U.S. Securities Exchange Act of 1934, as amended (the "U.S. Exchange Act"), and, in accordance with the U.S. Exchange Act, are also required to file reports with, and furnish other information to, the SEC. Under a multijurisdictional disclosure system adopted by the United States and Canada, these reports and other information (including financial information) may be prepared in accordance with the disclosure requirements of Canada, which differ in certain respects from those in the United States. As a foreign private issuer, the Company is exempt from the rules under the U.S. Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the short-swing profit recovery provisions contained in Section 16 of the U.S. Exchange Act and, pursuant to an exemption for Canadian reporting issuers, the reporting provisions contained in Section 16 of the U.S. Exchange Act. In addition, we are not required to publish financial statements as promptly as U.S. companies.

A registration statement on Form F-10, of which this Prospectus constitutes a part (the "Registration Statement") has been or will be filed by the Company with the SEC in respect of the offering of securities. The Registration Statement contains additional information not included in this Prospectus, certain items of which are contained in the exhibits to such Registration Statement, pursuant to the rules and regulations of the SEC.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents filed with the securities commissions or similar authorities in each of the provinces and territories of Canada and with the SEC in the United States. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of Hudbay Minerals Inc. at 25 York Street, Suite 800, Toronto, Ontario, Canada, M5J 2V5, Attention: Corporate Secretary, Telephone (416) 362-8181, and are also available electronically under the Company's SEDAR+ profile at www.sedarplus.ca. Documents filed with, or furnished to, the SEC are available through the Company's profile on the SEC's Electronic Data Gathering and Retrieval System at www.sec.gov.

Except to the extent that their contents are modified or superseded by a statement contained in this Prospectus or in any other subsequently filed document that is also incorporated by reference in this Prospectus, the following documents of the Company filed with the securities commissions or similar regulatory authorities in each of the provinces and territories of Canada and filed with, or furnished to, the SEC, are specifically incorporated by reference into, and form an integral part of, this Prospectus:

(a) the annual information form of the Company for the year ended December 31, 2025, dated March 26, 2026 (the "Annual Information Form");

(b) the annual audited consolidated financial statements of the Company as at and for the years ended December 31, 2025 and 2024, together with the notes thereto and the independent auditors' report thereon;

(c) the management's discussion and analysis of results of operations and financial condition of the Company for the year ended December 31, 2025;

(d) the unaudited condensed consolidated interim financial statements of the Company as at and for the three months ended March 31, 2026 and 2025, together with the notes thereto (the "Interim Financial Statements");

(e) the management's discussion and analysis of results of operations and financial condition of the Company for the three months ended March 31, 2026;

(f) the management information circular of the Company dated April 6, 2026 regarding the annual and special meeting of shareholders of the Company to be held on May 19, 2026; and

(g) the material change report of the Company dated March 6, 2026 with respect to the ASCU Transaction.

Any documents of the type described in Item 11.1 of Form 44-101F1 - Short Form Prospectus Distributions ("Form 44-101F1") of National Instrument 44-101 - Short Form Prospectus Distributions ("NI 44-101") which are filed by the Company with the securities commissions or similar authorities in the provinces and territories of Canada subsequent to the date of this Prospectus and prior to the termination of this distribution shall be deemed to be incorporated by reference in this Prospectus. Documents referenced in any of the documents incorporated by reference in this Prospectus but not expressly incorporated by reference therein or herein and not otherwise required to be incorporated by reference therein or herein are not incorporated by reference in this Prospectus.

Upon a new annual information form being filed by the Company with the applicable Canadian securities commissions or similar regulatory authorities in Canada during the period that this Prospectus is effective, the previous annual information form, and any material change reports and business acquisition reports filed prior to the commencement of the financial year of the Company in respect of which the new annual information form is filed, shall in each case be deemed to no longer be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus. Upon annual consolidated financial statements and the accompanying management's discussion and analysis being filed by the Company with the applicable Canadian securities commissions or similar regulatory authorities in Canada during the period that this Prospectus is effective, the previous annual consolidated financial statements and accompanying management's discussion and analysis of the Company and the previous interim consolidated financial statements and accompanying management's discussion and analysis of the Company most recently filed shall be deemed to no longer be incorporated by reference in this Prospectus for purposes of future offers and sales of Securities under this Prospectus. Upon interim consolidated financial statements and the accompanying management's discussion and analysis being filed by the Company with the applicable Canadian securities commissions or similar regulatory authorities during the period that this Prospectus is effective, all interim consolidated financial statements and the accompanying management's discussion and analysis filed prior to such new interim consolidated financial statements and management's discussion and analysis shall be deemed to no longer be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities under this Prospectus. In addition, upon a new management information circular for an annual meeting of shareholders being filed by the Company with the applicable Canadian securities commissions or similar regulatory authorities during the period that this Prospectus is effective, the previous management information circular filed in respect of the prior annual meeting of shareholders shall no longer be deemed to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities under this Prospectus.

Each annual report on Form 40-F (or another applicable form) filed by the Company with the SEC is incorporated by reference in the Registration Statement. In addition, any report on Form 6-K (or another applicable form) filed or furnished by the Company with the SEC after the date of this Prospectus shall be deemed to be incorporated by reference in the Registration Statement only if and to the extent expressly provided in such report. The Company's reports on Form 6-K and its annual report on Form 40-F (and other SEC filings made by the Company) are available at the SEC's website at www.sec.gov.

A Prospectus Supplement containing the specific variable terms in respect of an offering of the Securities will be delivered to purchasers of such Securities together with this Prospectus, unless an exemption from the prospectus delivery requirements has been granted or is otherwise available, and will be deemed to be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement only for the purposes of the offering of the Securities covered by such Prospectus Supplement.

Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for the purposes of this Prospectus, to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document or statement which it modifies or supersedes. The making of such a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been or will be filed or furnished with the SEC as part of the Registration Statement: (i) the documents listed under the heading "Documents Incorporated by Reference"; (ii) powers of attorney from our directors and officers, as applicable; (iii) the consent of Deloitte LLP; (iv) the consent of each expert listed in the exhibit index of the Registration Statement; and (v) the form of debt indenture. A copy of the statement of eligibility of trustee on Form T-1 will be filed by post-effective amendment or by incorporation by reference to documents filed or furnished with the SEC under the U.S. Exchange Act.

THE COMPANY

Hudbay is a copper-focused critical minerals company with three long-life operations and a world-class pipeline of copper growth projects in the tier-one mining jurisdictions of Canada, Peru and the United States. Hudbay's operating portfolio includes the Constancia mine in Cusco (Peru), the Snow Lake operations in Manitoba (Canada) and the Copper Mountain mine in British Columbia (Canada). Copper is the primary metal produced by the Company, which is complemented by meaningful gold production and by-product zinc, silver and molybdenum. The Company's growth pipeline includes the Copper World project in Arizona (United States), the Mason project in Nevada (United States), the Llaguen project in La Libertad (Peru) and several expansion and exploration opportunities near its existing operations.

Hudbay has four material mineral projects:

1. our 100% owned Constancia mine, an open pit copper mine in Peru, which achieved commercial production in the second quarter of 2015;

2. our 100% owned Snow Lake operations, including the Lalor mine, an underground gold, zinc and copper mine near Snow Lake, Manitoba, which achieved commercial production in the third quarter of 2014;

3. our 100% owned Copper Mountain mine, an open pit copper mine in southern British Columbia, which also produces gold and silver as by-product metals; and

4. our 70% owned Copper World project, a copper development project in Pima County, Arizona.

In addition to mining properties in northern Manitoba and the Copper Mountain mine in southern British Columbia, Hudbay owns and operates a portfolio of processing facilities in Canada. This includes (i) the Stall concentrator in Snow Lake, Manitoba, which produces zinc and copper concentrates, (ii) the New Britannia mill in Snow Lake, Manitoba, which produces gold/silver doré and copper concentrate, and (iii) the processing facility at the Copper Mountain mine in Princeton, British Columbia, which produces copper concentrate. Hudbay also owns a number of other properties in the Snow Lake, Manitoba region within trucking distance of the Stall and New Britannia mills that have the potential to provide additional feed for our Snow Lake operations.

In Peru, Hudbay owns and operates a processing facility at Constancia, which produces copper and molybdenum concentrates from the Constancia deposit and, prior to its recent depletion, also processed ore from the Pampacancha satellite deposit. Hudbay also owns a large, contiguous block of mineral rights within trucking distance of the Constancia processing facility, including the past producing Caballito property and the highly prospective Maria Reyna property. In addition, Hudbay owns a 100% interest in the Llaguen project in La Libertad, Peru, a greenfield project located close to existing infrastructure.

In Nevada, we own a 100% interest in the Mason project, an early-stage copper project with a substantial mineral resource and a robust PEA. We are currently advancing plans to initiate a pre-feasibility study for the Mason project.

The following map shows where our primary assets and certain exploration properties are located:

RECENT DEVELOPMENTS

Since March 31, 2026, the date of the Interim Financial Statements, there have been no material developments in the business of the Company which have not been disclosed in this Prospectus or the documents incorporated by reference therein.

CONSOLIDATED CAPITALIZATION

Since March 31, 2026, the date of the Interim Financial Statements, there have been no material changes to the Company's share and loan capitalization on a consolidated basis, which have not been disclosed in the Prospectus or the documents incorporated by reference herein. The applicable Prospectus Supplement will describe any material change, and the effect of such material change, on the share and loan capitalization of the Company that will result from the issuance of Securities pursuant to such Prospectus Supplement.

USE OF PROCEEDS

The use of proceeds from the issue and sale of specific Securities pursuant to this Prospectus will be described in the Prospectus Supplement relating to the issuance and sale of such Securities. The Company has filed this Prospectus in order to provide it with flexibility in managing its capital position and meeting its funding requirements and to facilitate timely access to the capital markets.

DESCRIPTION OF SECURITIES

The following is a brief summary of certain general terms and provisions of the Securities as at the date of this Prospectus. The summary does not purport to be complete and is indicative only. The specific terms of any Securities to be offered under this Prospectus, and the extent to which the general terms described in this Prospectus apply to such Securities, will be set forth in the applicable Prospectus Supplement. Moreover, a Prospectus Supplement relating to a particular offering of Securities may include terms pertaining to the Securities being offered thereunder that are not within the terms and parameters described in this Prospectus. The Securities will not include any novel derivatives or asset-backed securities as discussed under Part 4 of NI 44-102.

Common Shares

The Company is authorized to issue an unlimited number of common shares, of which there were 397,261,939 common shares issued and outstanding as of May 14, 2026 (being the final trading day prior to the date of this Prospectus).

Holders of common shares are entitled to receive notice of any meetings of our shareholders, to attend and to cast one vote per common share at all such meetings. Holders of common shares do not have cumulative voting rights with respect to the election of directors and, accordingly, holders of a majority of the common shares entitled to vote in any election of directors may elect all directors standing for election. Holders of common shares are entitled to receive, on a pro-rata basis, such dividends, if any, as and when declared by our board of directors at its discretion from funds legally available therefor. Upon our liquidation, dissolution or winding up, holders of common shares are entitled to receive, on a pro-rata basis, our net assets after payment of debts and other liabilities, in each case, subject to the rights, privileges, restrictions and conditions attaching to any other series or class of shares ranking senior in priority to or on a pro-rata basis with the holders of common shares with respect to dividends or liquidation. The common shares do not carry any pre-emptive, subscription, redemption or conversion rights, nor do they contain any sinking or purchase fund provisions.

Preference Shares

The Company is authorized to issue an unlimited number of preference shares, none of which were issued and outstanding as of May 14, 2026 (being the final trading day prior to the date of this Prospectus).

Preference shares may from time to time be issued and the Board of Directors may fix the designation, rights, privileges, restrictions and conditions attaching to any series of preference shares. Preference shares shall be entitled to preference over the common shares and over any other of our shares ranking junior to the preference shares with respect to the payment of dividends and the distribution of assets or return of capital in the event of our liquidation, dissolution or winding up or any other return of capital or distribution of our assets among our shareholders for the purpose of winding up our affairs. Preference shares may be convertible into common shares at such rate and upon such basis as the Board of Directors in their discretion may determine. No holder of preference shares will be entitled to receive notice of, attend, be represented at or vote at any annual or special meeting, unless the meeting is convened to consider our winding up, amalgamation or the sale of all or substantially all of our assets, in which case each holder of preference shares will be entitled to one vote in respect of each preference share held. Holders of preference shares will not be entitled to vote or have rights of dissent in respect of any resolution to, among other things, amend our articles to increase or decrease the maximum number of authorized preference shares, increase or decrease the maximum number of any class of shares having rights or privileges equal or superior to the preference shares, exchange, reclassify or cancel preference shares, or create a new class of shares equal to or superior to the preference shares.

Each applicable Prospectus Supplement will set forth the terms and other information with respect to the Preference Shares being offered thereby, which may include, without limitation, subject to the provisions of the CBCA and the constating documents of the Company, the following (where applicable):

• the designation, rights, privileges, restrictions and conditions attaching to each series of Preference Shares of the series of Preference Shares being offered, and the maximum number of such series of Preference Shares that the Company is authorized to issue;

• the aggregate number of Preference Shares offered;

• the price at which the Preference Shares will be offered;

• the currency for which the Preference Shares may be purchased (if other than Canadian dollars);

• the annual dividend rate, if any, and whether the dividend rate is fixed or variable, the date from which dividends will accrue, and the dividend payment dates;

• the priority of the Preference Shares in respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Company;

• the price and the terms and conditions for redemption, if any, including whether redeemable at the Company's option or at the option of the holder, the time period for redemption, and payment of any accumulated dividends;

• the terms and conditions, if any, for conversion or exchange for shares of any other class of the Company or any other series of Preference Shares, or any other securities or assets, including the price or the rate of conversion or exchange and the method, if any, of adjustment;

• whether such Preference Shares will be listed on any securities exchange;

• the terms and conditions of any share purchase plan or sinking fund;

• the voting rights, if any;

• any other rights, privileges, restrictions, or conditions;

• certain material tax consequences of owning the Preference Shares; and

• any other material terms and conditions of the Preference Shares.

Debt Securities

Debt Securities may be offered separately or together with other Securities, as the case may be. The following sets forth certain general terms and provisions of the Debt Securities offered under this Prospectus. The specified terms and provisions of the Debt Securities offered pursuant to an accompanying Prospectus Supplement, and the extent to which the general terms described in this section apply to those Debt Securities, will be set forth in the applicable Prospectus Supplement.

The Debt Securities will be direct obligations of the Company and may be guaranteed by an affiliate or associate of the Company. Where the Debt Securities are guaranteed for all or substantially all of the payments to be made, such guarantees will be further described in the Prospectus Supplement. The Debt Securities may be senior or subordinated indebtedness of the Company and may be secured or unsecured, all as described in the applicable Prospectus Supplement. In the event of the insolvency or winding up of the Company, the subordinated indebtedness of the Company, including the subordinated Debt Securities, will be subordinate in right of payment to the prior payment in full of all other liabilities of the Company (including senior indebtedness), except those which by their terms rank equally in right of payment with or are subordinate to such subordinated indebtedness.

The Company will deliver, along with this Prospectus, an undertaking to the securities regulatory authority in each of the provinces of Canada that the Company will, if any Debt Securities are distributed under this Prospectus, and for so long as such debt securities are issued and outstanding, file the periodic and timely disclosure of any credit supporter similar to the disclosure required under Section 12.1 of Form 44-101F1.

Any Prospectus Supplement offering guaranteed Debt Securities will comply with the requirements of Item 12 of Form 44-101F1 or the conditions for an exemption from those requirements and will include a certificate from each credit supporter as required by section 21.1 of Form 44-101F1 and section 5.12 of National Instrument 41-101 - General Prospectus Requirements.

The Debt Securities will be issued under one or more trust indentures (each, a "Trust Indenture"), in each case between the Company and one or more appropriately qualified financial institutions authorized to carry on business as a trustee in Canada and/or the United States, as may be required by applicable securities laws (each, an "Indenture Trustee"). The Trust Indenture will be subject to and governed by the United States Trust Indenture Act of 1939, as amended, and the CBCA. The statements made hereunder relating to any Trust Indenture and the Debt Securities to be issued thereunder are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Trust Indenture. Accordingly, reference should also be made to the applicable Trust Indenture. A copy of the final, fully executed Trust Indenture, together with any supplemental indenture and/or the form of note for any Debt Securities offered hereunder, will be filed by the Company with applicable provincial and territorial securities commissions or similar regulatory authorities in Canada after it has been entered into, and will be available electronically on SEDAR+ under the profile of the Company, which can be accessed at www.sedarplus.ca, and will also be filed by post-effective amendment to the Registration Statement or by incorporation by reference to documents filed or furnished with the SEC.

Each Trust Indenture may provide that Debt Securities may be issued thereunder up to the aggregate principal amount, which may be authorized from time to time by the Company.

The particular terms of each issue of Debt Securities will be described in the related Prospectus Supplement. Such description will include, where applicable:

• the designation, aggregate principal amount and authorized denominations of such Debt Securities;

• the percentage of the principal amount at which such Debt Securities will be issued;

• the date or dates on which such Debt Securities will mature;

• the rate or rates per annum at which such Debt Securities will bear interest (if any), or the method of determination of such rates (if any);

• the dates on which any such interest will be payable and the record dates for such payments;

• the Indenture Trustee of the Debt Security under the Trust Indenture pursuant to which the Debt Securities are to be issued;

• the designation and terms of any securities with which the Debt Securities will be offered, if any, and the number of Debt Securities that will be offered with each security;

• whether the Debt Securities are subject to redemption or call and, if so, the terms of such redemption or call provisions;

• whether such Debt Securities are to be issued in registered form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

• any exchange or conversion terms;

• whether the Debt Securities will be subordinated to other liabilities of the Company and, if so, to what extent;

• certain material tax consequences of owning the Debt Securities; and

• any other material terms and conditions of the Debt Securities.

Debt Securities may be issued at various times with different maturity dates, may bear interest at different rates and may otherwise vary. A Prospectus Supplement may include specific variable terms pertaining to the Debt Securities that are not within the alternatives and parameters described in this Prospectus.

The terms on which a series of Debt Securities may be convertible into or exchangeable for our Common Shares or any of our other securities will be described in the applicable Prospectus Supplement. These terms may include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions pursuant to which the number of Common Shares or other securities of the Company to be received by the holders of such series of Debt Securities would be subject to adjustment.

To the extent any Debt Securities are convertible into Common Shares or other securities of the Company, prior to such conversion the holders of such Debt Securities will not have any of the rights of holders of the securities into which the Debt Securities are convertible, including the right to receive payments of dividends or the right to vote such underlying securities. For greater certainty, any convertible or exchangeable Debt Securities shall only be convertible or exchangeable for underlying securities of the Company or an affiliate thereof.

Subscription Receipts

Subscription Receipts may be issued under a subscription receipt agreement. Subscription Receipts may be offered separately or together with other Securities, as the case may be. The applicable Prospectus Supplement will include details of the subscription receipt agreement, if any, governing the Subscription Receipts being offered. The Company will file a copy of any subscription receipt agreement, if any, relating to an offering of Subscription Receipts with the applicable securities regulatory authorities in Canada after it has been entered into by the Company.

Each applicable Prospectus Supplement will set forth the terms and other information with respect to the Subscription Receipts being offered thereby, which may include, without limitation, the following (where applicable):

• the aggregate number of Subscription Receipts offered;

• the price (including whether the price is payable in installments) at which the Subscription Receipts will be offered;

• the manner of determining the offering price(s) of the Subscription Receipts;

• the terms, conditions and procedures for the conversion of the Subscription Receipts into other Securities;

• the dates or periods during which the Subscription Receipts are convertible into other Securities;

• if applicable, the identity of the Subscription Receipt agent;

• the designation, number and terms of the other Securities that may be exchanged upon conversion of each Subscription Receipt;

• the designation, number and terms of any other Securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each Security;

• whether such Subscription Receipts are to be issued in registered form, "book-entry only" form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

• terms applicable to the gross or net proceeds from the sale of the Subscription Receipts plus any interest earned thereon;

• certain material tax consequences of owning the Subscription Receipts; and

• any other material terms and conditions of the Subscription Receipts.

Warrants

Warrants may be offered separately or together with other Securities, as the case may be.

The specific terms of the Warrants, and the extent to which the general terms described in this section apply to those Warrants, will be set forth in the applicable Prospectus Supplement. The Warrants will be issued under a warrant indenture or a warrant agreement. The applicable Prospectus Supplement will include details of the warrant agreements, if any, governing the Warrants being offered. The Warrant agent, if any, will be expected to act solely as the agent of the Company and will not assume a relationship of agency with any holders of Warrant certificates or beneficial owners of Warrants. A copy of any warrant indenture or any warrant agency agreement relating to an offering of Warrants will be filed by the Company with the relevant securities regulatory authorities in Canada after it has been entered into by the Company.

Each applicable Prospectus Supplement will set forth the terms and other information with respect to the Warrants being offered thereby, which may include, without limitation, the following (where applicable):

• the designation of the Warrants;

• the aggregate number of Warrants offered and the offering price;

• the designation, number and terms of the other Securities purchasable upon exercise of the Warrants, and procedures that will result in the adjustment of those numbers;

• the exercise price of the Warrants;

• the dates or periods during which the Warrants are exercisable including any "early termination" provisions;

• if applicable, the identity of the Warrant agent;

• the designation, number and terms of any Securities with which the Warrants are issued;

• if the Warrants are issued as a unit with another Security, the date on and after which the Warrants and the other Security will be separately transferable;

• whether such Warrants are to be issued in registered form, "book-entry only" form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

• any minimum or maximum amount of Warrants that may be exercised at any one time;

• whether such Warrants will be listed on any securities exchange;

• any terms, procedures and limitations relating to the transferability, exchange or exercise of the Warrants;

• certain material tax consequences of owning the Warrants; and

• any other material terms and conditions of the Warrants.

Units

Units may be offered separately or together with other Securities, as the case may be. Each applicable Prospectus Supplement will set forth the terms and other information with respect to the Units being offered thereby, which may include, without limitation, the following (where applicable):

• the aggregate number of Units offered;

• the price at which the Units will be offered;

• the manner of determining the offering price(s) of the Units;

• the designation, number and terms of the Securities comprising the Units;

• whether the Units will be issued with any other Securities and, if so, the amount and terms of these Securities;

• terms applicable to the gross or net proceeds from the sale of the Units plus any interest earned thereon;

• the date on and after which the Securities comprising the Units will be separately transferable;

• whether the Securities comprising the Units will be listed on any securities exchange;

• whether such Units or the Securities comprising the Units are to be issued in registered form, "book-entry only" form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

• any terms, procedures and limitations relating to the transferability, exchange or exercise of the Units;

• certain material tax consequences of owning the Units; and

• any other material terms and conditions of the Units.

PLAN OF DISTRIBUTION

The Company may, from time to time, during the 37-month period that this Prospectus remains valid, offer for sale and issue Securities. The Company may offer and sell Securities directly to one or more purchasers, through agents, or through underwriters or dealers, designated by the Company from time to time. If underwriters are used in connection with the sale of Securities, such Securities may be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

Each Prospectus Supplement will set forth the terms of the offering, including the number and terms of the Securities to which such Prospectus Supplement relates, the type of Security being offered, the method of distribution of such Securities, the name or names of any underwriters, dealers or agents with whom the Company has entered into arrangements with respect to the sale of such Securities and any underwriting discounts or commissions and any discounts, concessions or commissions allowed or paid by any underwriter to dealers, as well as any fees or compensation payable to them in connection with the offering and sale of a particular series or issue of Securities, the public offering price or prices of the Securities and the proceeds to the Company from the sale of the Securities.

The Securities may be sold, from time to time, in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, including in transactions that are deemed to be "at-the-market distributions" as defined in NI 44-102, including sales made directly on the TSX, NYSE or other existing trading markets for the Securities. The prices at which the Securities may be offered may vary as between purchasers and during the period of distribution. If, in connection with the offering of Securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the Securities at the initial offering price fixed in the applicable Prospectus Supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial public offering price fixed in such Prospectus Supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid by the underwriters to the Company.

No underwriter has been involved in the preparation of this Prospectus or performed any review of the contents of this Prospectus. Only underwriters named in the applicable Prospectus Supplement are deemed to be underwriters in connection with such Securities offered by that Prospectus Supplement.

Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled under agreements to be entered into with the Company to indemnification by the Company  against certain liabilities, including liabilities under the U.S. Securities Act and applicable Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business. Underwriters and agents may, from time to time, purchase and sell the Securities described in this Prospectus and any applicable Prospectus Supplement in the secondary market, but are not obligated to do so.

Agents, underwriters or dealers may make sales of Securities in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an "at-the-market distribution" as defined in NI 44-102 and subject to limitations imposed by, and the terms of any regulatory approvals required and obtained under, applicable Canadian securities laws which include sales made directly on an existing trading market for the Common Shares, or sales made to or through a market maker other than on a securities exchange. In connection with any offering of Securities, except as otherwise set out in a Prospectus Supplement relating to a particular offering of Securities and other than in connection with an "at-the-market distribution", the underwriters, dealers or agents may, subject to applicable law, over-allot or effect transactions which are intended to stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. A purchaser who acquires Securities forming part of the underwriter's, dealer's or agent's over-allocation position acquires those Securities under this Prospectus, as supplemented by any Prospectus Supplement. No underwriter, dealer or agent involved in an "at-the-market distribution", no affiliate of such an underwriter, dealer or agent and no person or company acting jointly or in concert with an underwriter, dealer or agent may, in connection with the distribution, enter into any transaction that is intended to stabilize or maintain the market price of the Securities or Securities of the same class as the Securities distributed under the "at-the-market" prospectus including selling an aggregate number or principal amount of Securities that would result in the underwriter, dealer or agent creating an over-allocation position in the Securities.

The Company may authorize agents or underwriters to solicit offers by eligible institutions to purchase Securities at the public offering price set forth in the applicable Prospectus Supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commissions payable for solicitation of these contracts will be set forth in the applicable Prospectus Supplement.

Each class or series of Securities, other than the Common Shares, issued under this Prospectus will be a new issue of Securities with no established trading market unless otherwise specified in the applicable Prospectus Supplement. Subject to applicable laws, any underwriter may make a market in such Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. There may be limited liquidity in the trading market for any such Securities.

Unless otherwise specified in the applicable Prospectus Supplement, the Company does not intend to list any of the Securities other than the Common Shares on any securities exchange, although certain Debt Securities may be eligible for trading in the over-the-counter market. Unless otherwise specified in the applicable Prospectus Supplement, the Preference Shares, Debt Securities, Subscription Receipts, Units and Warrants will not be listed on any securities exchange. Consequently, unless otherwise specified in the applicable Prospectus Supplement, there is no market through which the Preference Shares, Debt Securities, Subscription Receipts, Units and Warrants may be sold and purchasers may not be able to resell any such Securities purchased under this Prospectus. This may affect the pricing of the Preference Shares, Debt Securities, Subscription Receipts, Units and Warrants in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation. No assurances can be given that a market for trading in Securities of any series or issue will develop or as to the liquidity of any such market, whether or not the Securities are listed on a securities exchange.

EARNINGS COVERAGE RATIOS

Earnings coverage ratios will be provided in the applicable Prospectus Supplement(s) with respect to any issuance and sale of Debt Securities or Preference Shares pursuant to this Prospectus.

PRIOR SALES

Information regarding prior sales of Securities will be provided as required in the applicable Prospectus Supplement with respect to the issuance of Securities pursuant to such Prospectus Supplement.

TRADING PRICE AND VOLUME

The outstanding Common Shares are listed and posted for trading on the TSX, on the NYSE and on the BVL under the symbol "HBM". On May 14, 2026, the last trading day prior to the date of this Prospectus, the closing price of the outstanding Common Shares on the TSX and on the NYSE was C$37.43 and US$27.29, respectively.

Information regarding trading price and volume of the Securities will be provided as required for all of the Company's issued and outstanding Securities that are listed on any securities exchange, as applicable, in each Prospectus Supplement.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

The applicable Prospectus Supplement may describe certain Canadian federal income tax consequences to an investor who is a non-resident of Canada or to an investor who is a resident of Canada of acquiring, owning and disposing of any of our securities offered thereunder. The applicable Prospectus Supplement may also describe certain U.S. federal income tax consequences of the acquisition, ownership and disposition of any of our securities offered thereunder by an initial investor who is a U.S. person (within the meaning of the U.S. Internal Revenue Code of 1986), including, to the extent applicable, such consequences relating to debt securities payable in a currency other than the U.S. dollar, issued at an original issue discount for U.S. federal income tax purposes or containing early redemption provisions or other special items.

Investors should read the tax discussion in any Prospectus Supplement with respect to a particular offering and consult their own tax advisors with respect to their own particular circumstances.

RISK FACTORS

Before deciding to invest in any Securities, prospective investors of the Securities should consider carefully the risk factors and the other information contained and incorporated by reference in this Prospectus and the applicable Prospectus Supplement relating to a specific offering of Securities before purchasing the Securities, including those risks identified and discussed under the heading "Risk Factors" in the Annual Information Form, which is incorporated by reference herein. See "Documents Incorporated by Reference".

An investment in the Securities offered hereunder is speculative and involves a high degree of risk. Additional risks and uncertainties, including those that the Company is unaware of or that are currently deemed immaterial, may also become important factors that affect the Company and its business. If any such risks actually occur, the Company's business, financial condition and results of operations could be materially adversely affected. Prospective investors should carefully consider the risks below and in the Annual Information Form and the other information elsewhere in this Prospectus, including the documents incorporated by reference herein, and the applicable Prospectus Supplement and consult with their professional advisers to assess any investment in the Company.

There is no guarantee that the Securities will earn any positive return in the short term or long term.

A holding of Securities is speculative and involves a high degree of risk and should be undertaken only by holders whose financial resources are sufficient to enable them to assume such risks and who have no need for immediate liquidity in their investment. A holding of Securities is appropriate only for holders who have the capacity to absorb a loss of some or all of their holdings.

Management of the Company will have broad discretion with respect to the application of net proceeds received by the Company from the sale of Securities under this Prospectus and a future Prospectus Supplement.

Management of the Company may spend net proceeds received by the Company from a sale of Securities in ways that do not improve the Company's results of operations or enhance the value of the Common Shares or its other securities issued and outstanding from time to time. Any failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on the Company's business or cause the price of the securities of the Company issued and outstanding from time to time to decline.

The Company may sell additional Common Shares or other Securities that are convertible or exchangeable into Common Shares in subsequent offerings or may issue additional Common Shares or other Securities to finance future acquisitions.

The Company cannot predict the size or nature of future sales or issuances of Securities or the effect, if any, that such future sales and issuances will have on the market price of the Common Shares. Sales or issuances of substantial numbers of Common Shares or other Securities that are convertible or exchangeable into Common Shares, or the perception that such sales or issuances could occur, may adversely affect prevailing market prices of the Common Shares. With any additional sale or issuance of Common Shares or other Securities that are convertible or exchangeable into Common Shares, investors will suffer dilution to their voting power and economic interest in the Company. Furthermore, to the extent holders of the Company's stock options or other convertible securities convert or exercise their securities and sell the Common Shares they receive, the trading price of the Common Shares may decrease due to the additional amount of Common Shares available in the market.

The market price for the Common Shares may be volatile and subject to wide fluctuations in response to numerous factors, many of which are beyond the Company's control.

The factors which may contribute to market price fluctuations of the Common Shares include the following:

• actual or anticipated fluctuations in the Company's quarterly results of operations;

• recommendations by securities research analysts;

• shareholder activism and general market interest in our securities;

• changes in the economic performance or market valuations of companies in the industry in which the Company operates;

• addition or departure of the Company's executive officers and other key personnel;

• release or expiration of transfer restrictions on outstanding Common Shares;

• sales or perceived sales of additional Common Shares;

• operating and financial performance that vary from the expectations of management, securities analysts and investors;

• regulatory changes affecting the Company's industry generally and its business and operations;

• announcements of developments and other material events by the Company or its competitors;

• fluctuations to the costs of vital goods and services;

• changes in commodity prices;

• changes in global financial markets and global economies and general market conditions, such as interest rates;

• significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving the Company or its competitors;

• operating and share price performance of other companies that investors deem comparable to the Company or from a lack of market comparable companies; and

• news reports relating to trends, concerns, technological or competitive developments, regulatory changes and other related issues in the Company's industry or target markets.

There is currently no market through which the Securities, other than the Common Shares, may be sold.

As a consequence, purchasers may not be able to resell the Preference Shares, Debt Securities, Warrants, Subscription Receipts or Units purchased under this Prospectus and any Prospectus Supplement. This may affect the pricing of the Securities, other than the Common Shares, in the secondary market, the transparency and availability of trading prices, the liquidity of these securities and the extent of issuer regulation. There can be no assurance that an active trading market for the Securities, other than the Common Shares, will develop or, if developed, that any such market, including for the Common Shares, will be sustained. The public offering prices of the Securities may be determined by negotiation between the Company and underwriters, dealers or agents, as applicable, based on several factors and may bear no relationship to the prices at which the Securities will trade in the public market subsequent to such offering.

Shareholders of the Company may be unable to sell significant quantities of Common Shares into the public trading markets without a significant reduction in the price of their Common Shares, or at all. There can be no assurance that there will be sufficient liquidity of the Common Shares on the trading markets, or that the Company will continue to meet the listing requirements of the TSX, NYSE, BVL or achieve listing on any other public stock exchange.

There is no assurance that any credit rating assigned to Securities will remain in effect.

There is no assurance that any credit rating assigned to Securities issued hereunder will remain in effect for any given period of time or that any rating will not be lowered or withdrawn entirely by the relevant rating agency. A lowering or withdrawal of such rating may have an adverse effect on the market value of the Securities.

The Debt Securities may be unsecured and rank equally in right of payment with all of our other existing and future unsecured debt.

The Debt Securities may be effectively subordinated to all of our existing and future secured debt to the extent of the assets securing such debt. If we are involved in any bankruptcy, dissolution, liquidation or reorganization, the secured debt holders would, to the extent of the value of the assets securing the secured debt, be paid before the holders of unsecured debt securities, including the debt securities. In that event, a holder of Debt Securities may not be able to recover any principal or interest due to it under the Debt Securities.

In addition, the collateral, if any, and all proceeds therefrom, securing any Debt Securities may be subject to higher priority liens in favor of other lenders and other secured parties which may mean that, at any time that any obligations that are secured by higher ranking liens remain outstanding, actions that may be taken in respect of the collateral (including the ability to commence enforcement proceedings against the collateral and to control the conduct of such proceedings) may be at the direction of the holders of such indebtedness.

ENFORCEMENT OF JUDGEMENTS AGAINST FOREIGN PERSONS

Certain of our operations and assets are located outside of Canada, and certain of our directors, namely Jeane L. Hull, Carin S. Knickel, Stephen A. Lang and Laura Tyler, reside outside of Canada. Each of the above-mentioned directors have appointed Hudbay Minerals Inc., located at 25 York Street, Suite 800, Toronto, Ontario, Canada, M5J 2V5 as their agent for service of process in Canada. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a company organized pursuant to the CBCA. A number of our directors and most of our officers and the experts named in this Prospectus, are residents of Canada or otherwise reside outside the United States, and all or a substantial portion of their assets may be, and a substantial portion of the Company's assets are, located outside the United States. We have appointed an agent for service of process in the United States (as set forth below), but it may be difficult for holders of securities who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for holders of securities who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the United States federal securities laws. We have been advised that a judgment of a U.S. court predicated solely upon civil liability under U.S. federal securities laws or the securities or "blue sky" laws of any state within the United States, would likely be enforceable in Canada if the United States court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. We have also been advised, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of the liability predicated solely upon U.S. federal securities laws.

We will file with the SEC, concurrently with our Registration Statement, an appointment of agent for service of process on Form F-X. Under the Form F-X, we will appoint Corporation Service Company, 251 Little Falls Drive, Wilmington, Delaware, United States, 19808, as our agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving us in a U.S. court arising out of or related to or concerning the offering of securities under this Prospectus.

EXEMPTIONS FOR WELL-KNOWN SEASONED ISSUERS

This Prospectus constitutes a "WKSI base shelf prospectus" (as defined in NI 44-102) and has been filed under Part 9B of NI 44-102 (the "WKSI Regime"). The WKSI Regime, which came into force on November 28, 2025, was adopted to reduce regulatory burden for certain large, established reporting issuers with strong disclosure records associated with certain prospectus requirements under NI 44-101 and NI 44-102. The WKSI Regime permits "well-known seasoned issuers" (as defined in NI 44-102) to file a final short form base shelf prospectus as the first public step in an offering, and exempts qualifying issuers from certain disclosure requirements relating to such final short form base shelf prospectus. Subject to the satisfaction of certain conditions, a receipt will be deemed to be issued by the applicable securities regulatory authorities for a WKSI base shelf prospectus immediately upon filing, without review by such applicable securities regulatory authorities or the requirement to file and obtain a receipt for a preliminary short form base shelf prospectus.

The Company has determined that it qualifies as a "well-known seasoned issuer" (as defined in NI 44-102) as at the date of this Prospectus. As of May 14, 2026, the Company's "qualifying public equity" (as defined in Part 9B of NI 44-102), was approximately C$13.25 billion (approximately US$9.65 billion based on the daily exchange rate on May 14, 2026, the last trading day prior to the date of this Prospectus), which exceeds the amount referred to in subparagraph (a)(i) of the definition of "well-known seasoned issuer" in NI 44-102.

SCIENTIFIC AND TECHNICAL INFORMATION

The scientific and technical disclosure relating to the Company's material mineral properties included or incorporated by reference in this Prospectus, other than the Copper Mountain Mine, has been included or incorporated by reference in reliance on the report, valuation, statement or opinion of Olivier Tavchandjian, P.Geo., the Company's Senior Vice President, Exploration and Technical Services. Olivier Tavchandjian is a "qualified person" as defined in NI 43-101, and is named as having prepared or certified a report under NI 43-101 referenced in this Prospectus, either directly or in a document incorporated by reference.

The scientific and technical disclosure relating to the Company's Copper Mountain Mine included or incorporated by reference in this Prospectus has been included or incorporated by reference in reliance on the report, valuation, statement or opinion of Marc-Andre Brulotte, P.Geo., the Company's Executive Director, Global Mineral Resource Evaluation. Marc-Andre Brulotte is a "qualified person" as defined in NI 43-101.

LEGAL MATTERS AND INTEREST OF EXPERTS

Unless otherwise specified in the Prospectus Supplement relating to an offering and sale of Securities, certain legal matters relating to such offering and sale of Securities will be passed upon on behalf of the Company by Goodmans LLP with respect to matters of Canadian law. In addition, certain legal matters in connection with an offering and sale of Securities will be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of such offering and sale by such underwriters, dealers or agents with respect to matters of Canadian and, if applicable, United States or other foreign law. To the knowledge of the Company, as at the date hereof, the partners and associates of Goodmans LLP, as a group, own less than 1% of the outstanding securities of the Company.

Each of Olivier Tavchandjian and Marc-Andre Brulotte is a "qualified person" under NI 43-101 and is an employee of the Company.

AUDITORS, TRANSFER AGENT AND REGISTRAR

Deloitte LLP is the independent auditor of the Company and is independent with respect to the Company within the meaning of the Rules of Professional Conduct of the Chartered Professional Accountants of Ontario and with the meaning of the U.S. Securities Act and the applicable rules and regulations thereunder adopted by the SEC and the Public Company Accounting Oversight Board (United States).

The transfer agent and registrar of the Company is TSX Trust Company of Canada at its principal office in Toronto, Ontario.

PURCHASERS' STATUTORY RIGHTS OF WITHDRAWAL OR RESCISSION

Unless otherwise provided in a Prospectus Supplement, the following is a description of a purchaser's statutory rights. Securities legislation in certain of the provinces and territories of Canada provides purchasers with the right to withdraw from an agreement to purchase securities, which right, irrespective of the determination at a later date of the purchase price of the Securities distributed, may be exercised within two business days after receipt or deemed receipt of a prospectus, prospectus supplement and any amendment, and with remedies for rescission or, in some jurisdictions, revisions of the price, or damages if the prospectus, prospectus supplement, and any amendment relating to securities purchased by a purchaser are not sent or delivered to the purchaser. However, purchasers of Securities distributed under an "at-the-market" distribution by Hudbay do not have the right to withdraw from an agreement to purchase the Securities and do not have remedies of rescission or, in some jurisdictions, revisions of the price, or damages for non-delivery of the prospectus, prospectus supplement, and any amendment relating to the Securities purchasers by such purchaser because the prospectus, prospectus supplement, and any amendment relating to the Securities purchased by such purchaser will not be sent or delivered, as permitted under Part 9 of NI 44-102.

In several of the provinces and territories, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, revisions of the price, or damages if the prospectus, prospectus supplement, and any amendment relating to securities purchased by a purchaser contains a misrepresentation. The remedies available to a purchaser for any such failure to deliver or any misrepresentation contained in any prospectus, prospectus supplement or any amendment must be exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. Any remedies under securities legislation that a purchaser of such securities distributed under an "at-the-market" distribution by Hudbay may have against Hudbay or its agents for rescission or, in some jurisdictions, revisions of the price, or damages if the prospectus, prospectus supplement, and any amendment relating to securities purchased by a purchaser contain a misrepresentation, will remain unaffected by the non-delivery of the prospectus referred to above. A purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for the particulars of these rights or consult with a legal advisor.

In an offering of Securities which are convertible, exchangeable or exercisable for other securities of the Company, investors are cautioned that the statutory right of action for damages for a misrepresentation contained in the prospectus is limited, in certain provincial and territorial securities legislation, to the price at which the convertible securities are offered to the public under the prospectus offering. This means that, under the securities legislation of certain provinces and territories, if the purchaser pays additional amounts upon conversion of the security, those amounts may not be recoverable under the statutory right of action for damages that applies in those provinces and territories. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for the particulars of these rights and/or consult with a legal advisor.

PURCHASERS' CONTRACTUAL RIGHTS

Original purchasers of Securities which are convertible, exchangeable or exercisable for other securities of the Company will have a contractual right of rescission against the Company in respect of the conversion, exchange or exercise of such Securities. The contractual right of rescission will entitle such original purchasers to receive, upon surrender of the underlying securities, the amount paid for the applicable convertible, exchangeable or exercisable Securities (and any additional amount paid upon conversion, exchange or exercise) in the event that this Prospectus, the applicable Prospectus Supplement or an amendment thereto contains a misrepresentation, provided that: (i) the conversion, exchange or exercise takes place within 180 days of the date of the purchase of such Securities under this Prospectus and the applicable Prospectus Supplement; and (ii) the right of rescission is exercised within 180 days of the date of the purchase of such Securities under this Prospectus and the applicable Prospectus Supplement. This contractual right of rescission will be consistent with the statutory right of rescission described under Section 130 of the Securities Act (Ontario) ("Securities Act"), and is in addition to any other right or remedy available to original purchasers under section 130 of the Securities Act or otherwise at law.

CERTIFICATE OF THE COMPANY

Dated: May 15, 2026

This short form base shelf prospectus, together with the documents incorporated by reference, will, as of the date of the last supplement to this prospectus relating to the securities offered by this prospectus and the supplement(s), constitute full, true and plain disclosure of all material facts relating to the securities offered by this prospectus and the supplement(s) as required by the securities legislation in each of the provinces and territories of Canada.

"Peter Kukielski"	"Eugene Lei"
Peter Kukielski Chief Executive Officer	Eugene Lei Chief Financial Officer

On behalf of the Board of Directors
"David S. Smith"	"Paula C. Rogers"
David S. Smith Director	Paula C. Rogers Director

PART II

INFORMATION NOT REQUIRED TO BE

DELIVERED TO OFFEREES OR PURCHASERS

Indemnification of Directors and Officers

The by-laws of Hudbay Minerals Inc. ("Hudbay" or the "Registrant") provide that, subject to the relevant provisions of the Canada Business Corporations Act, Hudbay shall indemnify a director or officer of Hudbay, a former director or officer of Hudbay, or another individual who acts or acted at Hudbay's request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with Hudbay or such other entity if (i) the individual acted honestly and in good faith with a view to the best interests of Hudbay or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at Hudbay's request; and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual has reasonable grounds for believing that the individual's conduct was lawful.

Hudbay also maintains insurance for the benefit of its directors and officers against liability in their respective capacities as directors and officers. The directors and officers are not required to pay any premium in respect of the insurance. The policy contains standard industry exclusions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission (the "SEC") such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

EXHIBITS

Exhibit Number	Description
4.1	Annual information form for the year ended December 31, 2025, dated as of March 26, 2026 (incorporated by reference from Exhibit No. 99.1 to the Registrant's Annual Report on Form 40-F, filed with the Commission on March 27, 2026) (the "Form 40-F")).

4.2	Audited annual consolidated financial statements as of and for the fiscal years ended December 31, 2025 and 2024, together with the notes thereto and the reports of the independent registered public accounting firm thereon (incorporated by reference from Exhibit No. 99.2 to the Form 40-F).

4.3	Management's discussion and analysis for the year ended December 31, 2025 (incorporated by reference from Exhibit No. 99.3 to the Form 40-F).

4.4	Unaudited condensed consolidated interim financial statements as of and for the three months ended March 31, 2026 and 2025, together with the notes thereto (incorporated by reference from Exhibit 99.1 to the Registrant's Form 6-K filed with the Commission on May 1, 2026).

4.5	Management's Discussion and Analysis of Results of Operations and Financial Conditions for the three months ended March 31, 2026 (incorporated by reference from Exhibit 99.2 to the Registrant's Form 6-K filed with the Commission on May 1, 2026).

4.6	Management Information Circular dated April 6, 2026, regarding the annual and special meeting of shareholders of the Company to be held on May 19, 2026 (incorporated by reference from Exhibit 99.2 to the Registrant's Form 6-K filed with the Commission on April 14, 2026).

4.7	Material Change Report of the Company dated March 6, 2026, in respect of the acquisition of all of the issued and outstanding common shares of Arizona Sonoran Copper Company Inc. not already owned by the Company (incorporated by reference from Exhibit 99.1 to the Registrant's Form 6-K filed with the Commission on March 9, 2026).

5.1	Consent of Deloitte LLP.

5.2	Consent of Olivier Tavchandjian, P. Geo.

5.3	Consent of Marc-Andre Brulotte, P. Geo.

6.1	Powers of Attorney (included on page III-2 of the Registration Statement).

7.1	Form of Indenture *

107	Filing Fee Table.

* If Debt Securities are offered by a supplement to this Registration Statement, the Registrant will file with the Commission a trustee's Statement of Eligibility on Form T-1 (if applicable).

PART III
UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the SEC staff, and to furnish promptly, when requested to do so by the SEC staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process

(a) Concurrently with the filing of this Registration Statement on Form F-10, the Registrant is filing with the Commission a written irrevocable consent and power of attorney on Form F-X.

(b) If Debt Securities are offered by a supplement to this Registration Statement, any non-U.S. trustee will  file with the Commission a written irrevocable consent and power of attorney on Form F-X.

(c) Any change to the name or address of the agent for service of the Registrant shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of the relevant registration statement.

III-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on this 15th day of May, 2026.

HUDBAY MINERALS INC.

By:	/s/ Patrick Donnelly
	Name:	Patrick Donnelly
	Title:	Senior Vice President, Legal and Organizational Effectiveness

III-2

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Peter Kukielski, President and Chief Executive Officer, Eugene Lei, Chief Financial Officer, Patrick Donnelly, Senior Vice President, Legal and Organizational Effectiveness as his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits hereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as they might or could do themselves, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them acting alone, or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Peter Kukielski	President and Chief Executive Officer and Director	May 15, 2026
Peter Kukielski	(Principal Executive Officer)

/s/ Eugene Lei	Chief Financial Officer	May 15, 2026
Eugene Lei	(Principal Financial and Accounting Officer)

/s/ David S. Smith	Director	May 15, 2026
David S. Smith

/s/ John E.F. Armstrong	Director	May 15, 2026
John E.F. Armstrong

/s/ Jeane L. Hull	Director	May 15, 2026
Jeane L. Hull

/s/ Carin S. Knickel	Director	May 15, 2026
Carin S. Knickel

/s/ Stephen A. Lang	Director	May 15, 2026
Stephen A. Lang

/s/ George E. Lafond	Director	May 15, 2026
George E. Lafond

/s/ Paula C. Rogers	Director	May 15, 2026
Paula C. Rogers

/s/ Laura Tyler	Director	May 15, 2026
Laura Tyler

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Hudbay Minerals Inc. in the United States, on this 15th day of May, 2026.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
	Name:	Donald J. Puglisi
	Title:	Managing Director

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